Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2017 Results

Sugar Land, Texas, Nov. 7, 2017 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, fiber-to-the-home (FTTH) and telecom markets, today announced financial results for its third quarter ended Sept. 30, 2017.

“While our third quarter results were negatively impacted by lower demand from a large customer, we continued to experience solid demand from our other large datacenter customers, especially for our 100G CWDM transceivers, and revenue for our CATV products reached a new record,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. founder, president and CEO. “We remain confident in our leadership position in advanced optics. We are working diligently to diversify our customer base and are encouraged with the customer response so far, which led to nine design wins in the quarter, including three for our 100G products. We also continue to make progress on developing new innovative products and expanding our vertical integration to further extend the gap between AOI and the competition.”

Third Quarter 2017 Financial Summary

•	Total revenue was $88.9 million, up 27% compared with $70.1 million in the third quarter of 2016, and down 24% compared with $117.4 million in the second quarter of 2017.

•	GAAP gross margin was 44.3%, compared with 33.0% in the third quarter of 2016 and 45.4% in the second quarter of 2017. Non-GAAP gross margin was 44.4%, compared with 33.1% in the third quarter of 2016 and 45.5% in the second quarter of 2017.

•	GAAP net income was $19.4 million, or $0.95 per diluted share, compared with net income of $17.7 million, or $0.97 per diluted share in the third quarter of 2016, and net income of $29.1 million, or $1.43 per diluted share in the second quarter of 2017.

•	Non-GAAP net income was $22.0 million, or $1.08 per diluted share, compared with non-GAAP net income of $7.0 million, or $0.38 per diluted share in the third quarter of 2016, and non-GAAP net income of $31.3 million, or $1.54 per diluted share in the second quarter of 2017.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Fourth Quarter 2017 Business Outlook (+)

For the fourth quarter of 2017, the company currently expects:

•	Revenue in the range of $81 million to $90 million.
•	Non-GAAP gross margin in the range of 41% to 43%.
•	Non-GAAP net income in the range of $16.6 million to $19.5 million, and non-GAAP fully diluted earnings per share in the range of $0.82 to $0.96 using approximately 20.3 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

1

Conference Call Information

The company will host a conference call and webcast today, Nov. 7, 2017 at 4:30 p.m. Eastern time / 3:30 p.m. Central time for analysts and investors to discuss its third quarter 2017 results and outlook for its fourth quarter 2017. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10113454.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, CATV, FTTH or Telecom markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, tax effects of stock-based compensation, and non-recurring expenses, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2017 are certain consulting fees, employee severance expenses, and certain non-recurring expenses related to hurricane Harvey. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense and non-recurring expenses is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

2

A reconciliation of our GAAP net income (loss) and GAAP earnings per share for Q3 2017 to our preliminary non-GAAP net income (loss) and earnings per share is provided below.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, fiber-to-the-home and telecom markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

# # #

SOURCE: Applied Optoelectronics, Inc.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

3

 Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2017	December 31, 2016

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$72,038	$52,000
Accounts Receivable, Net	73,029	49,766
Inventories	74,552	51,817
Other Receivables	7,684	1,501
Prepaid Expenses and Other Current Assets	2,764	2,468
Total Current Assets	230,067	157,552

Cash restricted for Construction in Progress	–	8
Property, Plant And Equipment, Net	181,481	144,098
Land Use Rights, Net	797	778
Intangible Assets, Net	4,041	3,993
Deferred Income Tax Assets	15,167	11,421
Other Assets	7,151	4,468
TOTAL ASSETS	$438,704	$322,318

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$50,993	$36,375
Accrued Expenses	16,801	14,452
Accrued Income Tax	5,459	974
Bank Acceptance Payable	–	307
Current Portion of Long Term Debt	3,638	7,865
Total Current Liabilities	76,891	59,973

Notes Payable and Long Term Debt	37,371	34,961
TOTAL LIABILITIES	114,262	94,934

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	324,442	227,384

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$438,704	$322,318

4

 Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue	2017	2016	2017	2016
CATV	$18,932	$12,891	$46,430	$30,143
Datacenter	65,819	52,949	244,711	133,209
FTTH	182	476	405	1,333
Other	3,946	3,821	10,928	11,128
Total Revenue	88,879	70,137	302,474	175,813

Total Cost of Goods Sold	49,507	46,976	168,348	121,097

Total Gross Profit	39,372	23,161	134,126	54,716

Operating Expenses:
Research and Development	9,190	8,362	24,695	24,572
Sales and Marketing	2,551	1,594	6,612	4,884
General and Administrative	9,580	6,445	26,188	18,084
Total Operating Expenses	21,321	16,401	57,495	47,540

Operating Income	18,051	6,760	76,631	7,176

Other Income (Expense):
Interest Income	61	40	166	206
Interest Expense	(248)	(462)	(792)	(1,313)
Other Income (Expense)	87	135	243	82
Foreign Exchange Gain (Loss)	(441)	(69)	(1,141)	(614)
Total Other Income (Expense):	(541)	(356)	(1,524)	(1,639)

Net Income before Income Taxes	17,510	6,404	75,107	5,537

Income Tax Benefit (Expense)	1,865	11,332	(6,872)	11,472

Net Income	$19,375	$17,736	$68,235	$17,009

Net income per share attributable to common stockholders
basic	$1.00	$1.03	$3.59	$1.00
diluted	$0.95	$0.97	$3.39	$0.95

Weighted-average shares used to compute net income per share attributable to common stockholders
basic	19,294	17,151	18,993	17,058
diluted	20,423	18,361	20,134	17,954

5

 Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP total gross profit (a)	$39,372	$23,161	$134,126	$54,716
Share-based compensation expense	125	52	337	139
Non-GAAP total gross profit (a)	39,497	23,213	134,463	54,855

GAAP net income	19,375	17,736	68,235	17,009
Amortization of intangible assets	122	115	360	337
Share-based compensation expense	2,082	1,046	5,849	2,829
Non-recurring charges	378	535	768	1,765
Loss (gain) from disposal of idle assets	0	4	2	44
Unrealized exchange loss (gain)	60	(624)	207	(992)
Non Recurring Tax benefit	0	(11,856)	(320)	(11,856)
Non-GAAP net income	$22,017	$6,956	$75,101	$9,136

GAAP diluted net income (loss) per share	$0.95	$0.97	$3.39	$0.95
Amortization of intangible assets	0.01	0.01	0.02	0.02
Share-based compensation expense	0.10	0.06	0.29	0.16
Non-recurring charges	0.02	0.03	0.04	0.10
Loss (gain) from disposal of idle assets	–	0.00	0.00	0.00
Unrealized exchange loss (gain)	0.00	(0.03)	0.01	(0.06)
Non Recurring Tax benefit	–	(0.66)	(0.02)	(0.66)
Non-GAAP diluted net income (loss) per share	$1.08	$0.38	$3.73	$0.51

Shares used to compute diluted earnings per share	20,423	18,361	20,134	17,954

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

6